Exhibit 21

Avnet, Inc.

Foreign and Domestic Subsidiaries

Company Name	Jurisdiction
Access Graphics B.V.	Netherlands

Access Graphics Limited	United Kingdom

Access Graphics LLC	Delaware

Avnet (Australia) Pty. Ltd.	Australia

Avnet (Holdings) Ltd	United Kingdom

Avnet (NZ)	New Zealand

Avnet (Tianjin) Logistics Ltd.	China

Avnet AG	Switzerland

Avnet Applied Computing European Services GmbH	Germany

Avnet Asia Pte Ltd	Singapore

Avnet ASIC Israel Ltd	Israel

Avnet Azure Pte. Ltd.	Singapore

Avnet Azure Sdn. Bhd.	Malaysia

Avnet B.V.	Netherlands

Avnet Beteiligungs-Verwaltungs GmbH	Germany

Avnet Components Israel Limited	Israel

Avnet Corporate Services Group, Inc.	Delaware

Avnet Corporate Trustee Limited	United Kingdom

Avnet de Mexico, S.A. de C.V.	Mexico

Avnet de Puerto Rico, Inc.	Puerto Rico

Avnet Delaware LLC	Delaware

Avnet do Brasil LTDA	Brazil

Avnet Electronics Marketing (Australia) Pty Ltd	Australia

Avnet EM Sp. z.o.o.	Poland

Avnet EMG AG	Switzerland

Avnet EMG Elektronische Bauelemente GmbH	Austria

Avnet EMG France S.A.	France

Avnet EMG GmbH	Germany

Avnet EMG Italy S.r.l.	Italy

Avnet EMG Ltd	United Kingdom

Avnet Erste Vermoegensverwaltungs GmbH & Co. KG	Germany

Avnet Europe Comm. VA	Belgium

Avnet Finance B.V.	Netherlands

Avnet France S.A.S.	France

Avnet Holding BV.	Netherlands

Avnet Holding Germany GmbH	Germany

Avnet Holding South Africa (Pty) Limited	South Africa

Avnet Holdings (Australia) Pty. Limited	Australia

Avnet Holdings UK Limited	United Kingdom

Avnet Holdings, LLC	Delaware

Avnet Iberia S.A.	Spain

Avnet India Private Limited	India

Avnet International (Canada) Ltd.	Canada

Avnet International, LLC	Delaware

Avnet IT-Services GmbH	Germany

Avnet Italy Srl	Italy

Avnet Japan Co., Ltd.	Japan

Avnet Kopp (Pty) Limited	South Africa

Avnet Korea, Inc.	Korea, Republic of

Avnet Limited	Ireland

Avnet Logistics (Shenzhen) Ltd.	China

Avnet Logistics GmbH	Germany

Avnet Logistics Holding Corp.	Arizona

Avnet Logistics U.S., L.P.	Texas

Avnet Malaysia Sdn Bhd	Malaysia

Avnet Nortec A/S	Denmark

Avnet Nortec AB	Sweden

Avnet Nortec AS	Norway

Avnet Nortec Oy	Finland

Avnet Pacific Pty Limited	Australia

Avnet Partner Solutions Pte. Ltd.	Singapore

Avnet Partner Solutions, S. de R.L. de C.V.	Mexico

Avnet Philippines Pty Ltd., Inc.	Philippines

Avnet Properties Corporation	Delaware

Avnet Receivables Corporation	Delaware

Avnet S.r.l.	Italy

Avnet s.r.o	Czech Republic

Avnet Solutions Pte. Ltd.	Singapore

Avnet Solutions Sdn. Bhd	Malaysia

Avnet Sp. z.o.o.	Poland

Avnet Sunrise Limited	Hong Kong

Avnet Technology (Thailand) Ltd.	Thailand

Avnet Technology Hong Kong Limited	Hong Kong

Avnet Technology Solutions (Tianjin) Ltd	China

Avnet Technology Solutions B.V.	Netherlands

Avnet Technology Solutions GmbH	Germany

Avnet Technology Solutions Handelsgesellschaft m.b.H.	Austria

Avnet Technology Solutions Kft	Hungary

Avnet Technology Solutions Ltd	United Kingdom

Avnet Technology Solutions Pte. Ltd.	Singapore

Avnet Technology Solutions S.A.	Spain

Avnet Technology Solutions s.r.l.	Italy

Avnet Technology Solutions S.R.L.	Romania

Avnet Technology Solutions s.r.o.	Slovakia

Avnet Technology Solutions SAS	France

Avnet Verwaltungs GmbH	Germany

Avnet Zweite Vermogensverwaltungs GmbH	Germany

Avnet, Inc.	Delaware

BFI Vermögensverwaltungs GmbH	Germany

BFI-IBEXSA International LLC	Delaware

Chinatronic Technology Limited	Hong Kong

CM Satellite Systems, Inc.	New York

EBV Beteiligungs-Verwaltungs GmbH	Germany

EBV Elektronic sp. z o.o.	Poland

EBV Elektronik ApS	Denmark

EBV Elektronik EPE	Greece

EBV Elektronik France SAS	France

EBV Elektronik GmbH & Co. KG	Germany

EBV Elektronik Israel Ltd	Israel

EBV Elektronik Kft	Hungary

EBV Elektronik M	Russia

EBV Elektronik OÜ	Estonia

EBV Elektronik S.r.l.	Italy

EBV Elektronik S.R.L.	Romania

EBV Elektronik s.r.o.	Slovakia

EBV Elektronik SAS	France

EBV Elektronik Spain S.L.	Spain

EBV Elektronik spol. s r.o.	Czech Republic

EBV Elektronik Ticaret Ltd	Turkey

EBV Elektronik TOB	Ukraine

EBV Elektronik, Druzba Za Posredovanje D.O.O.	Slovenia

EBV Management GmbH	Germany

EBV Vermögensverwaltungs GmbH	Germany

EBV-Elektronik GmbH	Austria

EES Esco Elektronik Sistemleri Sanayi Ve Ticaret Limited Sirketi	Turkey

Electrolink (PTY) Ltd	South Africa

Electron House (Overseas) Limited	United Kingdom

Enlaces Computacionales, S. de R.L. de C.V.	Mexico

Esco Bo S.r.l.	Italy

Esco Hellas MEPE	Greece

Esco Italiana S.r.l.	Italy

Eurotronics B.V.	Netherlands

Instituto de Educacion Avanzada, S. de R.L. de C.V.	Mexico

Kent One Corporation	Delaware

Memec (Asia Pacific) Limited	Hong Kong

Memec (Memory and Electronic Components) Israel Limited	Israel

Memec Eire (Holdings) Limited	United Kingdom

Memec Electronic Components (AP) Limited	Hong Kong

Memec Europe Limited	United Kingdom

Memec GmbH	Germany

Memec Group Holdings Limited	United Kingdom

Memec Group Limited	United Kingdom

Memec Holdings Limited	United Kingdom

Memec Inicore GmbH	Switzerland

Memec Inicore Holding GmbH	Switzerland

Memec Pty Limited	Australia

Memec UK Limited	United Kingdom

MI Technology Products de Mexico, S. de R.L. de C.V.	Mexico

Soluciones Mercantiles, S. de R.L. de C.V.	Mexico

Sunrise Logistics (Shanghai) Limited	China

TelMil Electronics Israel Ltd	Israel

Telmil Electronics, Inc.	Delaware

Tenva Belgium Comm. VA	Belgium

Tenva Financial Management B.V.B.A.	Belgium

Thame Properties Limited	United Kingdom

Thomas Kaubisch GmbH	Germany

Vista Solutions EMEA Limited	United Kingdom